EXHIBIT 10.47
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       AMENDMENT TO AMENDED AND RESTATED JOHN B. SANFILIPPO & SON, INC.
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                  SPLIT-DOLLAR INSURANCE AGREEMENT NUMBER TWO
                  -------------------------------------------

        THIS AMENDMENT (the "Amendment") is made and entered into as of the 12th day of February, 2004, by and between John B. Sanfilippo & Son, Inc., an Illinois corporation (the "Company"), Mathias Valentine, individually, Mary Valentine, individually (collectively the "Insureds" and individually an "Insured"), and Michael J. Valentine (the "Trustee"), not individually, but as Trustee of the Valentine
Life Insurance Trust, dated May 15, 1991.

                               RECITALS
                               --------

	WHEREAS, the Company, Mathias Valentine, Mary Valentine, and the Trustee executed an Amended and Restated John B. Sanfilippo & Son,
Inc. Split-Dollar Insurance Agreement Number Two on December 31, 2003 (the "Agreement"); and

	WHEREAS, pursuant to Paragraph 18 of the Agreement, the parties thereto have the right to amend or modify the Agreement in whole or in part by the written agreement of all of the parties; and

	WHEREAS, the parties now wish to amend the Agreement in certain respects;

	NOW, THEREFORE, in consideration of the mutual promises made by the parties herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                              AGREEMENT
                              ---------

       1. The first sentence of Paragraph 8 of the Agreement is hereby deleted in its entirety and the following new sentence is substituted therefor:

             "For each year that this Agreement is in effect, the Company shall furnish to each Insured an annual report that includes a statement of the amounts of taxable income reportable by the Insureds for federal and state income tax purposes as a result of the Company's payment of the Policies' premiums."

       2. Paragraph 10 of the Agreement is hereby deleted in its entirety and the following new Paragraph 10 is substituted therefor:

       "10.  Termination of the Agreement During the Lifetime(s) of the
             Insured(s).
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             (a)   Termination Events.  This Agreement shall terminate
       during the Insured's lifetime (or, in the case of a joint-and-survivor policy that is subject to the terms of this Agreement, during the life of the surviving Insured) upon the first to occur of the following (the "Termination Event"):

                   (i) Surrender of the Policies by the Company, which has the sole and exclusive right to surrender;

                   (ii) Failure of the Company to make a premium payment as required pursuant to Paragraph 3 hereunder;

                   (iii)  Total cessation of the Company's business; or

                   (iv) Bankruptcy, receivership, or dissolution of the Company.

       Within ten (10) days after the Termination Event, the Company shall provide written notice to the Trustee of the occurrence of the Termination Event. Such notice shall specify the termination date of this Agreement and also inform the Trustee of the Trustee's option rights under Paragraph 11 of this Agreement.

             (b) Termination By Written Notice. In addition, either the Company or the Trustee may terminate this Agreement unilaterally and without cause, so long as no premium under a Policy is overdue, by written notice to the other party of such intent to terminate the Agreement. Such termination shall be effective as of the date specified in such notice."

       3. The first sentence of Paragraph 11(a) of the Agreement is hereby deleted in its entirety and the following new sentence is substituted therefor:

             "For sixty (60) days after the date of the termination of this Agreement pursuant to Paragraph 10 above, the Trustee shall have the option to purchase any of the Policies from the Company."

       4. The first sentence of Paragraph 11(b) of the Agreement is hereby deleted in its entirety and the following new sentence is substituted therefor:

             "If the Trustee fails to exercise such option within such sixty (60) day period, then the Company may surrender or cancel the Policies for their cash surrender values, or it may change the beneficiary designation provisions of the Policies naming itself or any other person or entity as the revocable beneficiary thereof, or exercise any other ownership rights in and to the Policies, without regard to the provisions thereof."

       5. Paragraph 15(d)(i) of the Agreement is hereby deleted in its entirety and the following new Paragraph 15(d)(i) is substituted therefor:

             "(d)   Claims Procedures.

                   (i) For claims procedure purposes, the "Claims Manager" shall be Bill Pokrajac or his/her designee. At any time, the Company may remove the Claims Manager with or without cause. Within sixty (60) days of the removal of the Claims Manager, the Company shall appoint a successor Claims Manager. The Company shall provide written notice of such appointment to all of the parties hereto within sixty (60) days of the appointment of a successor Claims Manager."

       6. The last sentence of Paragraph 15(d)(ii) of the Agreement is hereby deleted in its entirety and the following new sentence is substituted therefor:

             "The Claims Manager's explanation shall be in writing and shall be delivered to the claimant within sixty (60) days of the date on which the claim is filed."

       7. The first sentence of Paragraph 15(d)(iii) of the Agreement is hereby deleted in its entirety and the following new sentence is substituted therefor:

             "The claimant (or his or her duly authorized representative) shall have sixty (60) days following the claimant's receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial."

       8. Paragraph 15(d)(iv) of the Agreement is hereby deleted in its entirety and the following new Paragraph 15(d)(iv) is substituted therefor:

             "(iv)   The Claims Manager shall decide the issue on review
       and furnish the claimant with a copy of his or her decision within sixty (60) days of the receipt of the claimant's request for review of his or her claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Agreement on which the decision is based."

       9. In all other respects, the parties hereby ratify the terms of the Agreement.





	IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                        JOHN B. SANFILIPPO & SON, INC.

                                        By: /s/ WILLIAM R. POKRAJAC
                                            -----------------------
                                        Its: Vice President of Finance


                                        /s/ MATHIAS VALENTINE
                                        ---------------------
                                        Mathias Valentine


                                        /s/ MARY VALENTINE
                                        ------------------
                                        Mary Valentine


                                        VALENTINE LIFE INSURANCE TRUST,
                                        DATED MAY 15, 1991

                                        By: /s/ MICHAEL J. VALENTINE
                                            ------------------------
                                        Michael J. Valentine, Trustee